Exhibit 5.1



               [Letterhead of Cleary, Gottlieb, Steen & Hamilton]



Writer's Direct Dial:  (212) 225-2920

                                  May 26, 1999


William R. Sawyers, Esq.
Vice President, General Counsel and Secretary
Del Monte Foods Company
One Market
San Francisco, California  94105

Dear Sirs:

     Del Monte Foods Company, a Delaware corporation, has requested our opinion in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed by it today with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the shares of Common Stock, $.01 par value, of Del Monte Foods Company to be issued under the Del Monte Foods Company Non-Employee Director and Independent Contractor 1997 Stock Incentive Plan, the Del Monte Foods Company Directors' Fee Plan and the Del Monte Foods Company 1998 Stock Incentive Plan (the "Plans").

     We have examined and are relying on originals, or copies certified or otherwise identified to our satisfaction, of such corporate records and such other instruments, certificates and representations of public officials, officers and representatives of Del Monte Foods Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinion expressed below.

     Based on the foregoing, it is our opinion that the shares of Del Monte Foods Company issuable under the Plans are duly authorized and, when issued in accordance with the terms of the Plans, at prices in excess of the par value thereof, will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Act or the rules and regulations of the Commission issued thereunder.

                                  Very truly yours,

                                  CLEARY, GOTTLIEB, STEEN & HAMILTON



                                  By:  /s/ Arthur H. Kohn
                                       -------------------
                                       Arthur H. Kohn, a partner